SUPPLEMENT                                                      Rule 424 b(5)
TO PROSPECTUS SUPPLEMENT DATED September 25, 1997
(To Prospectus dated  May 27, 1997)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



               Mortgage Pass-Through Certificates, Series 1997-6

                                ---------------


---------------------------      Mortgage Pass-Through Certificates, Series
The Class A-2                    1997-6: The Class A-2 Certificates
certificates represent
obligations of the trust         o   This supplement relates to the offering of
only and do not                      the Class A-2 certificates of the series
represent an interest in             referenced above.  This supplement does
or obligation of                     not contain complete information about the
CWMBS, Inc.,                         offering of the Class A-2 certificates.
Countrywide Home                     Additional information is contained in
Loans, Inc. or any of                the prospectus supplement dated September
their affiliates.                    25, 1997 prepared in connection with the
                                     offering of the offered certificates of
This supplement may                  the series referenced above and in the
be used to offer and sell            prospectus of the depositor dated May 27,
the offered certificates             1997.  You are urged to read this
only if accompanied by               supplement, the prospectus supplement and
the prospectus                       the prospectus in full.
supplement and the
prospectus.                      o   As of the August 25, 2000, the class
                                     certificate balance of the Class A-2
---------------------------          certificates was approximately $13,386,833.




Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 25, 2000

                               THE MORTGAGE POOL

         As of August 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 441 Mortgage Loans having an aggregate Stated Principal Balance of approximately $126,222,992.96.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                   As of
                                                               August 1, 2000
Total Number of Mortgage Loans...........................             441
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
         30-59 days......................................            0.91%
         60-90 days......................................            0.00%
         91 days or more (excluding pending
         foreclosures)...................................            0.23%
                                                                     -----
         Total Delinquencies.............................            1.14%
                                                                     =====
Foreclosures Pending.....................................            0.00%
                                                                     -----
Total Delinquencies and foreclosures pending.............            1.14%
                                                                     =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $16.801 billion at February 29, 2000 and to approximately $18.122 billion at May 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                                 As of
                                                                     At February 28, (29),                       May 31,
                                                      1997           1998           1999           2000          2000
                                                      ----           ----           ----           ----          ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days.............................      0.65%          1.08%         1.03%           1.37%         1.33%
         60-89 days.............................      0.15           0.16          0.18            0.22          0.23
         90 days or more (excluding pending
              foreclosures).....................      0.16           0.16          0.12            0.16          0.16
                                                      ----           ----          ----            ----          ----
         Total of delinquencies.................      0.96%          1.40%         1.33.%          1.75%         1.75%
                                                      ====           ====          =====           ====          ====
Foreclosures pending............................      0.17%          0.17%         0.14%           0.16%         0.16%
                                                      ====           ====          ====            ====          ====
Total delinquencies and foreclosures pending          1.13%          1.57%         1.47%           1.92%         1.19%
                                                      ====           ====          ====            ====          ====
Net Gains/(Losses) on liquidated loans (1) .....  ($2,812,000)   ($2,662,000)  ($3,704,605)    ($3,076,240)  ($674,934)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ..............................     (0.032)%       (0.024)%      (0.028)%        (0.017)%      (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) .....................     (0.033)%       (0.027)%      (0.028)%        (0.018)%      (0.004)%


-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.9 billion at February 29, 2000 and to approximately $261.8 billion at May 31, 2000.


                                                                                                             As of May
                                                                    At February 28, (29),                       31,
                                                       1997            1998           1999         2000        2000
                                                       ----            ----           ----         ----        ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%       2.75%
         60-89 days..............................      0.52           0.58            0.21          0.25        0.69
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32        0.69
                                                       ----           ----            ----          ----        ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%       4.12%
                                                       ====           ====            ====          ====        ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%       0.35%
                                                       ====           ====            ====          ====        ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%       4.48%
                                                       ====           ====            ====          ====        ====



                   DESCRIPTION OF THE CLASS A-2 CERTIFICATES

         The Class A-2 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-2 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of August 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-2 Certificates was approximately $13,386,833 evidencing a beneficial ownership interest of approximately 10.61% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $114,209,264 and evidenced in the aggregate a beneficial ownership interest of approximately 90.48% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $12,013,541, and evidenced in the aggregate a beneficial ownership interest of approximately 9.52% in the Trust Fund. For additional information with respect to the Class A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The August 2000 monthly statement that has been furnished to Certificateholders of record for the related Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:

                                                                           Original Term to       Remaining Term to
   Principal Balance          Mortgage Rate        Net Mortgage Rate     Maturity (in months)   Maturity (in months)
   $21,230,118.13             7.4511398462%        7.1921398462%                 360                    324

  $104,992,874.83             7.8474598202%        7.5884598202%                 360                    324


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-2 Certificates is $13,386,833.09 (ix) interest accrues on the Class A-2 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the scheduled balances for the related Classes are as set forth in the Principal Balance Schedules,
(xii) the closing date of the sale of the Class A-2 Certificates is September 25, 2000, (xiii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiv) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% SPA assumes prepayment rates will be 0.5% per annum in month one, 1.0% per annum in month two, and increasing by 0.5% in each succeeding month until reaching a rate of 15% per annum in month 30 and remaining constant at 15% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Tables

         The following table indicates the percentage of the initial Class Certificate Balance of the Class A-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                         Percent of Class Certificate
                             Balance Outstanding*

                                                           Class A-2
                                                   SPA Prepayment Assumption
          Distribution Date                0%      100%      250%      400%      500%
          -----------------                --      ----      ----      ----      ----
September 25, 2000**.............          66        63       58        52        48
September 2001...................          59        19        0         0         0
September 2002...................          51         0        0         0         0
September 2003...................          47         0        0         0         0
September 2004...................          43         0        0         0         0
September 2005...................          39         0        0         0         0
September 2006...................          34         0        0         0         0
September 2007...................          29         0        0         0         0
September 2008...................          23         0        0         0         0
September 2009...................          17         0        0         0         0
September 2010...................          11         0        0         0         0
September 2011...................           4         0        0         0         0
September 2012...................           0         0        0         0         0
September 2013...................           0         0        0         0         0
September 2014...................           0         0        0         0         0
September 2015...................           0         0        0         0         0
September 2016...................           0         0        0         0         0
September 2017...................           0         0        0         0         0
September 2018...................           0         0        0         0         0
September 2019...................           0         0        0         0         0
September 2020...................           0         0        0         0         0
September 2021...................           0         0        0         0         0
September 2022...................           0         0        0         0         0
September 2023...................           0         0        0         0         0
September 2024...................           0         0        0         0         0
September 2025...................           0         0        0         0         0
September 2026...................           0         0        0         0         0
September 2027...................           0         0        0         0         0
Weighted Average Life (years) ***           5.9       0.8      0.3       0.2       0.2


--------------------------
*    Rounded to the nearest whole percentage.
**   Prior to giving effect to the September 25, 2000 distribution.
*** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.



                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,739,175, $50,000 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-2 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-2 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-2 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-2 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Duff & Phelps Credit Rating Co. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                              EXHIBIT 1
-------------------------------------------------------------------------------------------------
                                       Mortgage Rates(1)
-------------------------------------------------------------------------------------------------
    Mortgage Rates (%)       Number of Mortgage      Aggregate Principal    Percent of Mortgage
                                   Loans             Balance Outstanding            Pool
-------------------------------------------------------------------------------------------------
7.00                                            1               $271,116.71                0.21%
7.13                                            1               $539,466.64                0.43%
7.25                                            2               $629,885.20                0.50%
7.38                                           16             $4,335,817.53                3.44%
7.50                                           53            $15,453,832.05               12.24%
7.63                                           55            $15,821,076.78               12.53%
7.75                                          112            $34,070,428.07               26.99%
7.88                                          120            $34,007,387.24               26.94%
8.00                                           43            $11,684,890.53                9.26%
8.13                                           12             $3,681,390.96                2.92%
8.25                                           14             $3,101,357.40                2.46%
8.38                                            2               $459,525.90                0.36%
8.50                                            5               $988,255.77                0.78%
8.63                                            3               $800,661.94                0.63%
8.75                                            2               $377,900.24                0.30%
-------------------------------------------------------------------------------------------------
                     Total                                  $126,222,992.96              100.00%
                                              441
=================================================================================================


(1) The Lender PMI Mortgage Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) is approximately 7.781%. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans is approximately 7.815% per annum.


                          Current Mortgage Loan Principal Balances(1)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
 Remaining Mortgage Loan     Number of Mortgage      Aggregate Principal    Percent of Mortgage
         Balances                  Loans             Balance Outstanding            Pool
-------------------------------------------------------------------------------------------------

$0--$50,000                                     3                $47,451.14                0.04%
$50,001--$100,000                               6               $449,272.32                0.36%
$100,001--$150,000                              8               $987,632.79                0.78%
$150,001--$200,000                              7             $1,236,926.33                0.98%
$200,001--$250,000                            151            $34,942,493.30               27.68%
$250,001--$300,000                            139            $38,237,437.01               30.29%
$300,001--$350,000                             46            $14,754,851.98               11.69%
$350,001--$400,000                             37            $13,741,591.25               10.89%
$400,001--$450,000                             18             $7,616,408.89                6.03%
$450,001--$500,000                             10             $4,691,193.72                3.72%
$500,001--$550,000                              6             $3,196,124.27                2.53%
$550,001--$600,000                              3             $1,694,429.47                1.34%
$600,001--$650,000                              5             $3,079,356.76                2.44%
$650,001--$750,000                              1               $678,236.41                0.54%
 $750,001--$1,000,000                           1               $869,587.32                0.69%
-------------------------------------------------------------------------------------------------
                     Total                    441           $126,222,992.96              100.00%
=================================================================================================


(1) As of the Reference Date, the average remaining Mortgage Loan principal balance is approximately $286,220.


                                Original Loan-To-Value Ratios(1)
  Original Loan-To-Value     Number of Mortgage      Aggregate Principal    Percent of Mortgage
        Ratios (%)                 Loans             Balance Outstanding            Pool
-------------------------------------------------------------------------------------------------

50.00 and below                                 9             $2,905,469.94                2.30%
 50.01 to 55.00                                 2               $577,475.46                0.46%
 55.01 to 60.00                                 4               $906,849.97                0.72%
 60.01 to 65.00                                 8             $1,702,611.47                1.35%
 65.01 to 70.00                                40            $13,044,857.65               10.33%
 70.01 to 75.00                                67            $19,684,930.98               15.60%
 75.01 to 80.00                               199            $57,929,036.94               45.89%
 80.01 to 85.00                                 7             $2,211,456.97                1.75%
 85.01 to 90.00                                78            $20,816,920.20               16.49%
 90.01 to 95.00                                27             $6,443,383.38                5.10%
-------------------------------------------------------------------------------------------------
                     Total                    441           $126,222,992.96              100.00%
=================================================================================================


(1) As of the Reference Date, the weighted average original Loan-To-Value Ratio of the Mortgage Loans is approximately 78.53%.



                            Documentation Program for Mortgage Loan
     Type of Program         Number of Mortgage      Aggregate Principal    Percent of Mortgage
                                   Loans             Balance Outstanding            Pool
-------------------------------------------------------------------------------------------------
Full                                          232            $68,150,692.96               53.99%

Alternative                                   179            $50,923,508.25               40.34%

Reduced                                        30            $7,148,791.75                5.66%

-------------------------------------------------------------------------------------------------
                     Total                    441           $126,222,992.96              100.00%
=================================================================================================


                                  Type of Mortgaged Properties
-------------------------------------------------------------------------------------------------
      Property Type          Number of Mortgage      Aggregate Principal    Percent of Mortgage
                                   Loans             Balance Outstanding            Pool
-------------------------------------------------------------------------------------------------

Single Family                                 331            $96,626,050.93               76.55%
Condominium                                    11             $2,432,303.30                1.93%
Hi Rise Condo                                   1               $291,906.40                0.23%
Planned Unit Development                       98            $26,872,732.33               21.29%
-------------------------------------------------------------------------------------------------
                     Total                    441           $126,222,992.96              100.00%
=================================================================================================




                                       Occupancy Types(1)
-------------------------------------------------------------------------------------------------
      Occupancy Type         Number of Mortgage      Aggregate Principal    Percent of Mortgage
                                   Loans             Balance Outstanding            Pool
-------------------------------------------------------------------------------------------------

Primary Residence                             427           $121,660,982.97               96.39%
Second Residence                               14             $4,562,009.99                3.61%
-------------------------------------------------------------------------------------------------
                     Total                    441           $126,222,992.96              100.00%
=================================================================================================

(1) Based upon representations of the related mortgagors at the time of origination.




                         State Distribution of Mortgaged Properties(1)
-------------------------------------------------------------------------------------------------
          State              Number of Mortgage      Aggregate Principal    Percent of Mortgage
                                   Loans             Balance Outstanding            Pool
-------------------------------------------------------------------------------------------------

California                                    173            $52,101,909.05               41.28%
Colorado                                       20             $5,993,254.07                4.75%
Florida                                        15             $3,988,819.42                3.16%
Georgia                                        11             $2,813,673.81                2.23%
Illinois                                       14             $3,745,966.36                2.97%
Maryland                                       11             $3,032,687.22                2.40%
Massachusetts                                  11             $3,000,487.37                2.38%
Michigan                                       11             $2,667,173.07                2.11%
Nevada                                         10             $2,743,607.54                2.17%
New Jersey                                     17             $4,296,059.04                3.40%
New York                                       10             $3,487,666.10                2.76%
Texas                                          23             $6,108,047.63                4.84%
Washington                                     17             $5,261,901.93                4.17%
Other (less than 2%)                           98            $26,981,740.35               21.38%
-------------------------------------------------------------------------------------------------
                     Total                                  $126,222,992.96              100.00%
                                              441
=================================================================================================


(1) Other includes 27 states and the District of Columbia with under 2% concentrations individually.




                                   Purpose of Mortgage Loans
-------------------------------------------------------------------------------------------------
       Loan Purpose          Number of Mortgage      Aggregate Principal    Percent of Mortgage
                                   Loans             Balance Outstanding            Pool
-------------------------------------------------------------------------------------------------
Purchase                                      286            $81,376,523.78               64.47%
Refinance (rate/term)                         122            $35,712,027.67               28.29%
Refinance (cash out)                           33             $9,134,441.51                7.24%
---------------------------
                     Total                    441           $126,222,992.96              100.00%
=================================================================================================





                                 Remaining Terms to Maturity(1)
-------------------------------------------------------------------------------------------------
    Remaining Term to        Number of Mortgage     Aggregate Principal     Percent of Mortgage
    Maturity (months)              Loans            Balance Outstanding            Pool
-------------------------------------------------------------------------------------------------
325                                           275           $80,248,609.10                63.58%
324                                           140           $38,973,258.07                30.88%
322                                            17            $4,387,640.73                 3.48%
321                                             5            $1,374,228.04                 1.09%
326                                             2              $706,267.26                 0.56%
318                                             1              $285,087.79                 0.23%
319                                             1              $247,901.97                 0.20%
-------------------------------------------------------------------------------------------------
                     Total                    441          $126,222,992.96                  100%

=================================================================================================


 (1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 324 months.

                                   EXHIBIT 2




        THE                                                                                            Distribution Date:  8/25/00
      BANK OF
        NEW
        YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                                         MORTGAGE PASS THROUGH CERTIFICATES
Attn:  Courtney Bartholomew                                                         SERIES 1997-6
     212-815-5795                                                                     CWMBS INC




                Certificateholder Monthly Distribution Summary
---------------------------------------------------------------------------------------------------------------------------------
                                        Certificate                       Pass
                           Class           Rate          Beginning      Through       Principal      Interest        Total
 Class       Cusip      Description        Type           Balance       Rate (%)    Distribution   Distribution  Distribution
---------------------------------------------------------------------------------------------------------------------------------
   Al      I2669AAA2       Senior       Fix-30/360               0.00     6.750000           0.00          0.00          0.00
   A2      12669AAB0       Senior       Fix-30/360      13,993,315.33     6.750000     606,482.24     78,712.40    685,194.64
   A3      12669AAC8       Senior       Fix-30/360      15,360,000.00     6.750000           0.00     86,400.00     86,400.00
   A4      12669AAD6       Senior       Fix-30/360      14,554,000.00     6.750000           0.00     81,866.25     81,866.25
   A5      12669AAE4      Strip IO      Fix-30/360       3,028,090.71     7.250000           0.00     18,294.71     18,294.71
   A6      12669AAF1       Senior       Fix-30/360               0.00     7.250000           0.00          0.00          0.00
   A7      12669AAG9       Senior       Fix-30/360               0.00     7.250000           0.00          0.00          0.00
   A8      12669AAH7       Senior       Fix-30/360               0.00     7.250000           0.00          0.00          0.00
   A9      12669AAJ3       Senior       Fix-30/360      10,739,000.00     7.250000           0.00     64,881.46     64,881.46
  A10      12669AAK0       Senior       Fix-30/360      60,000,000.00     7.250000           0.00    362,500.00    362,500.00
   PO      12669AAI8      Strip PO      Fix-30/360         175,251.99     0.000000       5,821.33          0.00      5,821.33
   X       12669AAM6      Strip IO      Fix-30/360     105,287,368.94     0.338646           0.00     29,712.65     29,712.65
   AR         N/A          Senior       Fix-30/360               0.00     7.250000           0.00          1.06          1.06
   M       12669AAP9       Senior       Fix-30/360       3,651,441.28     7.250000       3,649.02     22,060.79     25,709.81
   B1      12669AAQ7       Senior       Fix-30/360       3,651,441.28     7.250000       3,649.02     22,060.79     25,709.81
   B2      12669AAR5       Senior       Fix-30/360       2,482,980.57     7.250000       2,481.33     15,001.34     17,482.67
   B3      12669AAS3       Senior       Fix-30/360         876,345.27     7.250000         875.76      5,294.59      6,170.35
   B4      12669AAT1       Senior       Fix-30/360         876,345.27     7.250000         875.76      5,294.59      6,170.35
   B5      12669AAU8       Senior       Fix-30/360         487,004.84     7.250000         486.68      2,942.32      3,429.00
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
 Totals                                                126,847,125.83                  624,321.14    795,022.95  1,419,344.09
---------------------------------------------------------------------------------------------------------------------------------

(Table Cont'd)

-------------------------------------------------------
            Current                       Cumulative
            Realized       Ending          Realized
 Class       Losses        Balance          Losses
-------------------------------------------------------
   Al             0.00             0.00          0.00
   A2             0.00    13,386,833.09          0.00
   A3             0.00    15,360,000.00          0.00
   A4             0.00    14,554,000.00          0.00
   A5             0.00     2,986,264.35          0.00
   A6             0.00             0.00          0.00
   A7             0.00             0.00          0.00
   A8             0.00             0.00          0.00
   A9             0.00    10,739,000.00          0.00
  A10             0.00    60,000,000.00          0.00
   PO             0.00       169,430.67          0.00
   X              0.00   104,992,874.84          0.00
   AR             0.00             0.00          0.00
   M              0.00     3,647,792.26          0.00
   B1             0.00     3,647,792.26          0.00
   B2             0.00     2,480,499.24          0.00
   B3             0.00       875,469.51          0.00
   B4             0.00       875,469.51          0.00
   B5             0.00       486,518.16    122,327.09
-------------------------------------------------------
-------------------------------------------------------
 Totals           0.00   126,222,804.70    122,327.09
-------------------------------------------------------



        THE                                                                                            Distribution Date:  8/25/00
      BANK OF
        NEW
        YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                                         MORTGAGE PASS THROUGH CERTIFICATES
Attn:  Courtney Bartholomew                                                         SERIES 1997-6
     212-815-5795                                                                     CWMBS INC

                         Principal Distribution Detail
   -------------------------------------------------------------------------------------------------------------------------
                                Original        Beginning       Scheduled       Accretion      Unscheduled         Net
                               Certificate     Certificate      Principal                       Principal       Principal
    Class        Cusip           Balance         Balance      Distribution      Principal      Adjustments    Distribution
   -------------------------------------------------------------------------------------------------------------------------
      Al       12669AAA2        9,740,000.00            0.00           0.00             0.00            0.00            0.00
      A2       12669AAB0       20,086,000.00   13,993,315.33     606,482.24             0.00            0.00      606,482.24
      A3       12669AAC8       15,360,000.00   15,360,000.00           0.00             0.00            0.00            0.00
      A4       12669AAD6       14,554,000.00   14,554,000.00           0.00             0.00            0.00            0.00
      A5       12669AAE4        4,120,000.00    3,028,090.71           0.00             0.00            0.00            0.00
      A6       12669AAF1       39,147,500.00            0.00           0.00             0.00            0.00            0.00
      A7       12669AAG9      110,004,500.00            0.00           0.00             0.00            0.00            0.00
      A8       12669AAH7        7,694,000.00            0.00           0.00             0.00            0.00            0.00
      A9       12669AAJ3       10,739,000.00   10,739,000.00           0.00             0.00            0.00            0.00
     A10       12669AAK0       60,000,000.00   60,000,000.00           0.00             0.00            0.00            0.00
      PO       12669AAI8          268,263.00      175,251.99       5,821.33             0.00            0.00        5,821.33
      X        12669AAM6      268,381,995.00  105,287,368.94           0.00             0.00            0.00            0.00
      AR          N/A                 200.00            0.00           0.00             0.00            0.00            0.00
      M        12669AAP9        3,754,486.00    3,651,441.28       3,649.02             0.00            0.00        3,649.02
      B1       12669AAQ7        3,754,486.00    3,651,441.28       3,649.02             0.00            0.00        3,649.02
      B2       12669AAR5        2,553,051.00    2,482,980.57       2,481.33             0.00            0.00        2,481.33
      B3       12669AAS3          901,076.00      876,345.27         875.76             0.00            0.00          875.76
      B4       12669AAT1          901,076.00      876,345.27         875.76             0.00            0.00          875.76
      B5       12669AAU8          901,078.00      487,004.84         486.68             0.00            0.00          486.68
   -------------------------------------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------------------------------------
    Totals                    300,358,716.00  126,847,125.83     624,321.14             0.00            0.00      624,321.14
   -------------------------------------------------------------------------------------------------------------------------

(Table Cont'd)

   --------------------------------------------------------------
                                     Ending          Ending
                    Current        Certificate     Certificate
    Class       Realized Losses      Balance         Factor
   --------------------------------------------------------------
      Al                  0.00              0.00    0.00000000000
      A2                  0.00     13,386,833.09    0.66647580875
      A3                  0.00     15,360,000.00    1.00000000000
      A4                  0.00     14,554,000.00    1.00000000000
      A5                  0.00      2,986,264.35    0.72482144483
      A6                  0.00              0.00    0.00000000000
      A7                  0.00              0.00    0.00000000000
      A8                  0.00              0.00    0.00000000000
      A9                  0.00     10,739,000.00    1.00000000000
     A10                  0.00     60,000,000.00    1.00000000000
      PO                  0.00        169,430.67    0.63158417768
      X                   0.00    104,992,874.84    0.39120684992
      AR                  0.00              0.00    0.00000000000
      M                   0.00      3,647,792.26    0.97158233066
      B1                  0.00      3,647,792.26    0.97158233066
      B2                  0.00      2,480,499.24    0.97158232950
      B3                  0.00        875,469.51    0.97158231856
      B4                  0.00        875,469.51    0.97158231856
      B5                  0.00        486,518.16    0.53992901391
   --------------------------------------------------------------
   --------------------------------------------------------------
    Totals                0.00    126,222,804.70
   --------------------------------------------------------------



        THE                                                                                            Distribution Date:  8/25/00
      BANK OF
        NEW
        YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                                         MORTGAGE PASS THROUGH CERTIFICATES
Attn:  Courtney Bartholomew                                                         SERIES 1997-6
     212-815-5795                                                                     CWMBS INC

                         Interest Distribution Detail
   ----------------------------------------------------------------------------------------------------------------------
                Beginning           Pass             Accrued         Cumulative         Deferred            Total
               Certificate         Through           Optimal           Unpaid                             Interest
    Class       Balance`          Rate (%)          Interest          Interest          Interest             Due
   ----------------------------------------------------------------------------------------------------------------------
      Al                 0.00          6.750000              0.00              0.00              0.00              0.00
      A2        13,993,315.33          6.750000         78,712.40              0.00              0.00         78,712.40
      A3        15,360,000.00          6.750000         86,400.00              0.00              0.00         86,400.00
      A4        14,554,000.00          6.750000         81,866.25              0.00              0.00         81,866.25
      A5         3,028,090.71          7.250000         18,294.71              0.00              0.00         18,294.71
      A6                 0.00          7.250000              0.00              0.00              0.00              0.00
      A7                 0.00          7.250000              0.00              0.00              0.00              0.00
      A8                 0.00          7.250000              0.00              0.00              0.00              0.00
      A9        10,739,000.00          7.250000         64,881.46              0.00              0.00         64,881.46
     A10        60,000,000.00          7.250000        362,500.00              0.00              0.00        362,500.00
      PO           175,251.99          0.000000              0.00              0.00              0.00              0.00
      X        105,287,368.94          0.338646         29,712.65              0.00              0.00         29,712.65
      AR                 0.00          7.250000              0.00              0.00              0.00              0.00
      M          3,651,441.28          7.250000         22,060.79              0.00              0.00         22,060.79
      B1         3,651,441.28          7.250000         22,060.79              0.00              0.00         22,060.79
      B2         2,482,980.57          7.250000         15,001.34              0.00              0.00         15,001.34
      B3           876,345.27          7.250000          5,294.59              0.00              0.00          5,294.59
      B4           876,345.27          7.250000          5,294.59              0.00              0.00          5,294.59
      B5           487,004.84          7.250000          2,942.32              0.00              0.00          2,942.32
   ----------------------------------------------------------------------------------------------------------------------
   ----------------------------------------------------------------------------------------------------------------------
    Totals     126,847,125.83                          795,021.89              0.00              0.00        795,021.89
   ----------------------------------------------------------------------------------------------------------------------

(Table Cont'd)

   -----------------------------------------------------------------
                     Net           Unscheduled        Interest
                 Prepayment         Interest          Interest
    Class       Int Shortfall      Adjustment           Paid
   -----------------------------------------------------------------
      Al                   0.00              0.00              0.00
      A2                   0.00              0.00         78,712.40
      A3                   0.00              0.00         86,400.00
      A4                   0.00              0.00         81,866.25
      A5                   0.00              0.00         18,294.71
      A6                   0.00              0.00              0.00
      A7                   0.00              0.00              0.00
      A8                   0.00              0.00              0.00
      A9                   0.00              0.00         64,881.46
     A10                   0.00              0.00        362,500.00
      PO                   0.00              0.00              0.00
      X                    0.00              0.00         29,712.65
      AR                   0.00              0.00              1.06
      M                    0.00              0.00         22,060.79
      B1                   0.00              0.00         22,060.79
      B2                   0.00              0.00         15,001.34
      B3                   0.00              0.00          5,294.59
      B4                   0.00              0.00          5,294.59
      B5                   0.00              0.00          2,942.32
   -----------------------------------------------------------------
   -----------------------------------------------------------------
    Totals                 0.00              0.00        795,022.95
   -----------------------------------------------------------------



        THE                                                                                            Distribution Date:  8/25/00
      BANK OF
        NEW
        YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                                         MORTGAGE PASS THROUGH CERTIFICATES
Attn:  Courtney Bartholomew                                                         SERIES 1997-6
     212-815-5795                                                                     CWMBS INC

                          Current Payment Information
                              Factors per $1,000
   -------------------------------------------------------------------------------------------------------------------------------
                                           Original           Beginning Cert.
                                         Certificate              Notional              Principal               Interest
    Class            Cusip                 Balance                Balance              Distribution           Distribution
   -------------------------------------------------------------------------------------------------------------------------------
      Al           12669AAA2                 9,740,000.00               0.000000000            0.000000000           0.000000000
      A2           12669AAB0                20,086,000.00             696.670085260           30.194276515           3.918769230
      A3           12669AAC8                15,360,000.00           1,000.000000000            0.000000000           5.625000000
      A4           12669AAD6                14,554,000.00           1,000.000000000            0.000000000           5.625000000
      A5           12669AAE4                 4,120,000.00             734.973474256            0.000000000           4.440464740
      A6           12669AAF1                39,147,500.00               0.000000000            0.000000000           0.000000000
      A7           12669AAG9               110,004,500.00               0.000000000            0.000000000           0.000000000
      A8           12669AAH7                 7,694,000.00               0.000000000            0.000000000           0.000000000
      A9           12669AAJ3                10,739,000.00           1,000.000000000            0.000000000           6.041666667
     A10           12669AAKO                60,000,000.00           1,000.000000000            0.000000000           6.041666667
      PO           12669AAI8                   268,263.00             653.284251916           21.700074237           0.000000000
      X            12669AAM6               268,381,995.00             392.304144471            0.000000000           0.110710290
      AR              N/A                          200.00               0.000000000            0.000000000           5.317437980
      M            12669AAP9                 3,754,486.00             972.554239232            0.971908574           5.875848529
      B1           12669AAQ7                 3,754,486.00             972.554239232            0.971908574           5.875848529
      B2           12669AAR5                 2,553,051.00             972.554238075            0.971908573           5.875848522
      B3           12669AAS3                   901,076.00             972.554227126            0.971908562           5.875848456
      B4           12669AAT1                   901,076.00             972.554227126            0.971908562           5.875848456
      B5           12669AAU8                   901,078.00             540.469124229            0.540110315           3.265334292
   ------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------
    Totals                                 300,358,716.00             422.318777758            2.078585061           2.646911535
   ------------------------------------------------------------------------------------------------------------------------------

(Table Cont'd)

   -----------------------------------------------------------
                      Ending Cert.               Pass
                        Notional               Through
    Class               Balance                Rate (%)
   -----------------------------------------------------------
      Al                      0.000000000             6.750000
      A2                    666.475808745             6.750000
      A3                  1,000.000000000             6.750000
      A4                  1,000.000000000             6.750000
      A5                    724.821444828             7.250000
      A6                      0.000000000             7.250000
      A7                      0.000000000             7.250000
      A8                      0.000000000             7.250000
      A9                  1,000.000000000             7.250000
     A10                  1,000.000000000             7.250000
      PO                    631.584177678             0.000000
      X                     391.206849923             0.338646
      AR                      0.000000000             7.250000
      M                     971.582330658             7.250000
      B1                    971.582330658             7.250000
      B2                    971.582329502             7.250000
      B3                    971.582318563             7.250000
      B4                    971.582318563             7.250000
      B5                    539.929013914             7.250000
   ------------------------------------------------------------
   ------------------------------------------------------------
    Totals                  420.240192730
   ------------------------------------------------------------



        THE                                                                                           Distribution Date:  8/25/00
      BANK OF
        NEW
        YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                                         MORTGAGE PASS THROUGH CERTIFICATES
Attn:  Courtney Bartholomew                                                         SERIES 1997-6
     212-815-5795                                                                     CWMBS INC



   Pool Level Data

   Distribution Date                                                                                                       8/25/00
   Cut-off Date                                                                                                             9/1/97
   Determination Date                                                                                                       8/1/00
   Accrual Period                     Begin                                                                                 7/1/00
                                      End                                                                                   8/1/00
   Number of Days in Accrual Period                                                                                             31
   -------------------------------------------------------------------------------
                               Collateral Information
   -------------------------------------------------------------------------------
   Group 1
   Cut Off Date Balance                                                                                             300,358,902.03
   Beginning Aggregate Pool Stated Principal Balance                                                                126,847,314.10
   Ending Aggregate Pool Stated Principal Balance                                                                   126,222,992.96
   Beginning Aggregate Certificate Stated Principal Balance                                                         126,847,125.83
   Ending Aggregate Certificate Stated Principal Balance                                                            126,222,804.69
   Beginning Aggregate Loan Count                                                                                              443
   Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               2
   Ending Aggregate Loan Count                                                                                                 441
   Beginning Weighted Average Loan Rate (WAC)                                                                            7.813848%
   Ending Weighted Average Loan Rate (WAC)                                                                               7.814719%
   Beginning Net Weighted Average Loan Rate                                                                               7.521071
   Ending Net Weighted Average Loan Rate                                                                                  7.521801
   Weighted Average Maturity (WAM) (Months)                                                                                    325
   Servicer Advances                                                                                                      9,123.88
   Aggregate Pool Prepayment                                                                                            497,549.83
   Pool Prepayment Rate                                                                                                 4.6067 CPR
   -------------------------------------------------------------------------------
                              Certificate Information
   -------------------------------------------------------------------------------
   Group 1
   Senior Percentage                                                                                                90.5065282925%
   Senior Prepayment Percentage                                                                                    100.0000000000%
   Subordinate Percentage                                                                                            9.4934717075%
   Subordinate Prepayment Percentage                                                                                 0.0000000000%
   Certificate Account
   Beginning Balance                                                                                                          0.00
   Deposit
   Payments of Interest and Principal                                                                                 1,449,341.07


   Liquidation Proceeds                                                                                                       0.00
   All Other Proceeds                                                                                                         0.00
   Other Amounts                                                                                                              0.00
                                                                                                                   ---------------
   Total Deposits                                                                                                     1,449,341.07

   Withdrawals
   Reimbursement of Servicer Advances                                                                                         0.00
   Payment of Master Servicer Fees                                                                                       56,139.17
   Payment of Sub Servicer Fees                                                                                           3,570.45
   Payment of Other Fees                                                                                                 30,948.33
   Payment of Insurance Premium(s)                                                                                            0.00
   Payment of Personal Mortgage Insurance                                                                                     0.00
   Other Permitted Withdrawal per the Pooling and Service Agreement                                                           0.00
   Payment of Principal and Interest                                                                                  1,419,344.09
                                                                                                                   ---------------
   Total Withdrawals                                                                                                  1,510,002.04

   Ending Balance                                                                                                       -29,712.65

   Prepayment Compensation
   Total Gross Prepayment Interest Shortfall                                                                                  0.00
   Compensation for Gross PPIS from Servicing Fees                                                                            0.00
   Other Gross PPIS Compensation                                                                                              0.00

   Total Net PPIS (Non-Supported PPIS)                                                                                        0.00

   Master Servicing Fees Paid                                                                                            56,139.17
   Sub Servicing Fees Paid                                                                                                3,570.45
   Insurance Premium(s) Paid                                                                                                  0.00
   Personal Mortgage Insurance Fees Paid                                                                                      0.00
                                                                                                                   ---------------
   Other Fees Paid                                                                                                       30,948.33
                                                                                                                   ---------------
   Total Fees                                                                                                            90,657.95
   -------------------------------------------------------------------------------
                              Delinquency Information
   -------------------------------------------------------------------------------



   Group 1
   Delinquency                                         30 - 59 Days       60 - 89 Days             90+ Days                Totals
   -----------                                         ------------       ------------             --------                ------
   Scheduled Principal Balance                           961,200.52               0.00            222,382.18          1,183,582.70
   Percentage of Total Pool Balance                       0.761510%          0.000000%             0.176182%             0.937692%
   Number of Loans                                                4                  0                     1                     5
   Percentage of Total Loans                              0.907029%          0.000000%             0.226757%             1.133787%

   Foreclosure
   -----------
   Scheduled Principal Balance                                 0.00               0.00                  0.00                  0.00
   Percentage of Total Pool Balance                       0.000000%          0.000000%             0.000000%             0.000000%


   Foreclosure
   -----------
   Number of Loans                                                0                  0                     0                     0
   Percentage of Total Loans                              0.000000%          0.000000%             0.000000%             0.000000%

   Bankruptcy
   ----------
   Scheduled Principal Balance                                 0.00               0.00                   0.00                 0.00
   Percentage of Total Pool Balance                       0.000000%          0.000000%              0.000000%            0.000000%
   Number of Loans                                                0                  0                      0                    0
   Percentage of Total Loans                              0.000000%          0.000000%              0.000000%            0.000000%

   REO
   ---
   Scheduled Principal Balance                                 0.00               0.00                  0.00                  0.00
   Percentage of Total Pool Balance                       0.000000%          0.000000%             0.000000%             0.000000%
   Number of Loans                                                0                  0                     0                     0
   Percentage of Total Loans                              0.000000%          0.000000%             0.000000%             0.000000%

   Book Value of all REO Loans                                                                                                0.00
   Percentage of Total Pool Balance                                                                                      0.000000%

   Current Realized Losses                                                                                                    0.00
   Additional Gains (Recoveries)/Losses                                                                                       0.00
   Total Realized Losses                                                                                                115,121.83
   -------------------------------------------------------------------------------
                    Subordination/Credit Enhancement Information
   -------------------------------------------------------------------------------

   Protection                                                                                       Original               Current
   ----------                                                                                       --------               -------
   Bankruptcy Loss                                                                                 50,000.00             50,000.00
   Bankruptcy Percentage                                                                           0.016647%             0.039612%
   Credit/Fraud Loss                                                                            6,007,178.00                  0.00
   Credit/Fraud Loss Percentage                                                                    2.000000%             0.000000%
   Special Hazard Loss                                                                          3,003,589.00          1,739,174.64
   Special Hazard Loss Percentage                                                                  1.000000%             1.377859%

   Credit Support                                                                                   Original               Current
   --------------                                                                                   --------               -------
   Class A                                                                                    300,358,716.00        126,222,804.69
   Class A Percentage                                                                            100.000000%           100.000000%
